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                                                                     Exhibit 3.2

                        AMENDED AND RESTATED BYLAWS OF
                       TELCO COMMUNICATIONS GROUP, INC.


                                   ARTICLE I
                                    Offices

     Section 1.1. The registered office of Telco Communications Group, Inc. (the "Corporation") within the State of Virginia shall be located in Richmond, Virginia.

     Section 1.2.  Other Offices.   The Corporation may also have offices and
                   -------------
places of business at such other places within or without the State of Virginia as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Shareholders

     Section 2.1.  Place.   All meetings of shareholders of the Corporation
                   -----
shall be held at such place within or without the State of Virginia as shall be stated in the notice of the meeting.

     Section 2.2.  Annual Meeting. Annual meetings of shareholders, commencing
                   --------------
with the year 1997, shall be held on a date specified by the Board of Directors, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 2.3.  Special Meetings.   Special meetings of the shareholders of
                   ----------------
the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Restated Articles of Incorporation (the "Articles of Incorporation"), may be called only by the Chairman of the Board, the President, or the Board of Directors.

     Section 2.4.  Notice of Meetings.   Written notice of each meeting of
                   ------------------
shareholders of the Corporation stating the place, date and hour thereof, and in the case of a special meeting of shareholders, specifying the purpose or purposes thereof, and the person or persons by whom or at whose direction such meeting has been called, shall be given to each shareholder entitled to vote thereat, at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the meeting.

     Section 2.5.  List of Shareholders.  At least 10 days (but not more than 90
                   --------------------
days) before any meeting of shareholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the shareholders entitled to vote at such meeting, which list shows the address of each shareholder and the number of

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shares registered in the name of each shareholder.  The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any shareholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than 10 days prior to the meeting.
The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any shareholder or proxy of a shareholder who is present in person at such meeting.

     Section 2.6.  Presiding Officers. Meetings of shareholders shall be
                   ------------------
presided over by the Chairman of the Board, if any, or, if the Chairman is not present, by a Vice Chairman, or if a Vice Chairman is not present, by the Chief Executive Officer, or if the Chief Executive Officer is not present, by the President, or, if the President is not present, by a Vice President, or, if a Vice President is not present, by such person who is chosen by the Board of Directors, or, if none, by a chairperson to be chosen at the meeting by shareholders present in person or by proxy who own a majority of the shares of the Corporation entitled to vote and represented at such meeting. The Secretary of meetings shall be Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if any Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.

     Section 2.7.  Quorum.   At each meeting of the shareholders of the
                   ------
Corporation, the holders of a majority of shares of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum, except as may be otherwise provided by the Articles of Incorporation or these By-Laws. If, however, a quorum shall not be present on the date specified in the original notice of meeting, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting, at which a quorum shall be present, the shareholders, present in person or by proxy, may transact any business which might have been transacted had a quorum been present on the date specified in the original notice of meeting.

     Section 2.8.  Voting.   At any meeting of the shareholders of the
                   ------
Corporation, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder. Except as may be otherwise provided by the Articles of Incorporation, each holder of record of Common Stock shall be entitled to one vote for every share of such stock standing in his name on the books of the Corporation. All elections of directors by shareholders, and, except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, all other matters submitted to a vote of shareholders, shall be decided by the vote of the holders of a majority of the stock entitled to vote thereon and represented in person or by proxy at such meeting.

     Section 2.9.  Proxies.   Each proxy shall be executed in writing by the
                   -------
shareholder or by

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his duly authorized attorney.  No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein a longer duration. Each proxy shall be revocable at the pleasure of the person executing it or of his personal representatives, unless specifically irrevocable by its terms and only in those cases where an irrevocable proxy is permissible under applicable law.

     Section 2.10.  Consents.   Action shall be taken by the shareholders only
                    --------
by unanimous written consent or at annual or special meetings of shareholders of the Corporation except that, if and with the percentage of the outstanding Preferred Stock or any series thereof (the "Required Percentage") set forth in the resolution or resolutions adopted by the Board of Directors with respect to the Preferred Stock, action may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken, shall be signed by the holders of the Required Percentage of the outstanding Preferred Stock or any series thereof entitled to vote thereon.

     Section 2.11.  Shareholder Proposals.  At any annual or special meeting of
                    ---------------------
shareholders, only such business shall be conducted as shall have been properly brought before a meeting. Business must be (a) specified in the notice of meeting (or any supplement thereto), (b) brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a shareholder, and, if and only if the notice of a special meeting provides for business to be brought before the special meeting by shareholders, properly brought before the special meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public notice of the date of the meeting was mailed or such public disclosure was made. Furthermore, shareholders are not permitted to nominate individuals to serve as directors unless notice of such nomination is given to the Corporation in accordance with Section 3.4 of these By-Laws. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare that any such business not properly brought before the meeting

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shall not be transacted.  Notwithstanding anything in the By-Laws to the contrary, the Corporation shall be under no obligation to submit for action any shareholder proposal at any meeting of shareholders which proposal the Corporation would otherwise be permitted to omit in accordance with Rule 14a-8 under the Exchange Act.


                                  ARTICLE III
                                   Directors

     Section 3.1.  Board of Directors.   The property and business of the
                   ------------------
Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these By-Laws, directed or required to be exercised or done by the shareholders. Directors need not be shareholders.

     Section 3.2.  Number.   The number of directors of the Corporation
                   ------
(exclusive of directors that may be elected by the holders of any one or more series of the Preferred Stock voting separately as a class or classes) that shall constitute the entire Board of Directors (the "Entire Board of Directors") shall be not less than three (3) or more than twelve (12), such number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors.

     Section 3.3.  Election.   Directors shall be elected at the annual meeting
                   --------
of shareholders, or as otherwise provided in the Articles of Incorporation or in these By-Laws.

     Section 3.4.  Nomination of Director Candidates.    Subject to the rights
                   ---------------------------------
of holders of any class or series of Preferred Shares then outstanding, nominations for the election of directors may be made by (a) the Board or a proxy committee appointed by the Board or (b) any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or

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persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     If a person is validly designated as a nominee in accordance with this
Section 3.4 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than 20 days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 3.4 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 3.4, such nomination shall be void.

                                  ARTICLE IV
                             Meetings of the Board

     Section 4.1.  Time and Place.   Meetings of the Board of Directors may be
                   --------------
held either within or without the State of Virginia. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Each special meeting of the Board of Directors shall be held at such time and place as shall be stated in the notice of the meeting.

     Section 4.2.  First Meeting.   The first meeting of each newly elected
                   -------------
Board of Directors shall be held within ten (10) days following each annual meeting of the shareholders, at such time and place either within or without the State of Virginia, as shall be announced at the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 4.3.  Special Meetings.   Special meetings of the Board of
                   ----------------
Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President, or at the written request of any two (2) directors. Written notice of each special meeting of directors, stating the time and place thereof, shall be served upon each director, personally (including by overnight courier), by mail or by facsimile, at least two (2) days before such meeting.

     Section 4.4.  Quorum and Voting.   At all meetings of the Board of
                   -----------------
Directors a

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majority of the Entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum shall be present.

     Section 4.5.  Telephone Conference Meetings.   Meetings of the directors
                   -----------------------------
may be held by means of a telephone or similar communications equipment, by which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 4.6.  Consents.   Any action allowed or required to be taken at a
                   --------
meeting of the Board of Directors or by any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed before or after such action by all of the directors, or all or the members of the committee, as the case may be.

                                   ARTICLE V
                            Committees of Directors

     Section 5.1.  Designation; Powers.   The Board of Directors may, by
                   -------------------
resolution or resolutions adopted by a majority of the Entire Board of Directors, designate from among its members an Executive Committee, Audit Committee, Compensation Committee or other Committees, each consisting of two
(2) or more directors, and each of which, to the extent provided in any such resolution, shall have all the authority of the Board, except as provided by law, the Articles of Incorporation or these By-Laws. The Board of Directors may designate one or more directors as alternate members of any such Committee who may replace any absent member or members at any meeting of such Committee.

     Section 5.2.  Tenure and Reports.   Each such Committee shall serve at the
                   ------------------
pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board.

                                   ARTICLE VI
                                    Notices

     Section 6.1.  Delivery of Notices.   Notices to directors and shareholders
                   -------------------
shall be in writing and may be delivered personally (which shall include delivery by overnight courier service) or by mail. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the post office or a letter box, in a postpaid, sealed wrapper, and shall be addressed to directors or shareholders at their addresses appearing on the books of the Corporation. Notice to directors may also be given by telecopy.

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     Section 6.2.  Waiver of Notice.   Whenever any notice is required to be
                   ----------------
given by law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any shareholder attending a meeting of shareholders in person or by proxy, or any director attending a meeting of the Board of Director or any committee thereof, without protesting such lack of notice prior to the meeting or at its commencement, shall be deemed conclusively to have waived notice of such meeting. Any shareholder signing a unanimous or other written consent pursuant to Section 2.10 hereof or any director signing a unanimous written consent pursuant to Section 4.6 hereof shall be deemed conclusively to have waived notice of the action taken by such consent.


                                  ARTICLE VII
                                    Officers

     Section 7.1.  Officers.   The officers of the Corporation shall be a
                   --------
Chairman of the Board, one or more Vice Chairmen, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer and Treasurer, a Controller and a Secretary, each of whom shall be elected annually by the directors at their annual meeting, and shall hold office at the pleasure of the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

     Section 7.2.  Additional Officers.   The Board of Directors may appoint
                   -------------------
such other officers and agents, including, without limitation, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers with such powers and duties as it shall deem necessary or appropriate. All such officers or agents shall hold office at the pleasure of the Board of Directors.

     Section 7.3.  Authorities and Duties.   All officers, as between themselves
                   ----------------------
and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

     Section 7.4.  Salaries.   The salaries or other compensation of all
                   --------
officers of the Corporation shall be fixed by the Board of Directors. The salaries or other compensation of all other employees and agents of the Corporation may be fixed by the Board of Directors. However, the Board of Directors may delegate to a committee of the Board of Directors or to one or more officers or employees authority to employ and to fix the salaries or other compensation of any such employees or agents.

     Section 7.5. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

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     Section 7.6.  The Vice Chairman.   In the absence of the Chairman of the
                   -----------------
Board, the Vice Chairman (and if there is more than one Vice Chairman, the Vice Chairmen in order of their seniority or as otherwise determined by the Board) shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

     Section 7.7.  The Chief Executive Officer.   In the absence of the Chairman
                   ---------------------------
of the Board and any Vice Chairman, the Chief Executive Officer shall preside at all meetings of the shareholders and all meetings of the Board of Directors.
The Chief Executive Officer shall be the principal executive officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

     Section 7.8.  The President.   In the absence of the Chairman of the Board,
                   -------------
any Vice Chairman and the Chief Executive Officer, the President shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

     Section 7.9.  The Chief Operating Officer.  The Chief Operating Officer
                   ---------------------------
shall be responsible for management of the operations of the Corporation in accordance with the directions of the Board, the Chief Executive Officer and the President. The Chief Operating Officer shall report to the President.

     Section 7.10. The Vice Presidents.   The Vice Presidents in the order of
                   -------------------
their seniority, as indicated by their titles (Executive, Senior, etc.) or as otherwise determined by the Board of Directors, shall, in the absence of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer and the President, perform the duties and exercise the powers of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer and the President, shall perform such other duties as the Board of Directors shall prescribe and shall generally assist the Chairman of the Board, the Vice Chairmen, the Chief Executive Officer and the President.

     Section 7.11. The Secretary.   The Secretary shall attend meetings of the
                   -------------
Board of Directors and shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors when required. He shall give, or cause to be given, notice of meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairmen, the Chief Executive Officer and the President, under whose collective supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Treasurer. He shall keep in safe custody the certificate books and stock books and such other books and papers as the Board of Directors may direct and shall perform all other duties incident to the office of Secretary.

                                       8
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     Section 7.12.  Assistant Secretaries.   The Assistant Secretaries shall, in
                    ---------------------
the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

     Section 7.13.  The Chief Financial Officer and Treasurer.   The Chief
                    -----------------------------------------
Financial Officer and Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer and Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Vice Chairmen, the Chief Executive Officer, the President and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Chief Financial Officer and Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer and Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 7.14.  Assistant Treasurers.    The Assistant Treasurer shall, in
                    --------------------
the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may prescribe.

     Section 7.15.  Execution of Instruments.   Each of the Chairman of the
                    ------------------------
Board, the Vice Chairmen, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Executive Vice Presidents shall have the power to sign on behalf of the Corporation bonds, notes, deeds, mortgages, guarantees and any and all contracts, agreements and instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of the business of the Corporation, except in cases in which the signing and execution thereof shall have been expressly delegated by the Board of Directors of the Corporation to some other officer or agent of the Corporation.

                                  ARTICLE VIII
                             Certificates of Stock

     Section 8.1.  Form.   The certificates of stock of the Corporation shall be
                   ----
in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any

Executive Vice President, Senior Vice President, or Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or an engraved or printed facsimile thereof. Where any such certificate is signed by a transfer agent or by a registrar, the signature of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent or registrar, who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.

     Section 8.2.  Registered Shareholders.   The Corporation shall be entitled
                   -----------------------
to (1) recognize the exclusive right of a person registered on its books as the owner of shares as entitled to receive dividends and notices of meetings of shareholders and to vote as such owner; and (2) hold liable for calls and assessments a person registered on its books as the owner of shares; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

     Section 8.3.  Lost Certificates.   The Board of Directors may direct a new
                   -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and upon such other terms as the Board of Directors may prescribe; and the Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate of certificates, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 8.4.  Record Date.
                   -----------

     (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

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

     (b)  If no record date is fixed:

          (1) The record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

          (2) The record date for determining shareholders for any purpose other than that specified in subparagraph (1) shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

     (c) When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

     Section 8.5.  Fractional Shares.   The Corporation may (1) issue fractions
                   -----------------
of a share, (2) arrange for the disposition of fractional interests by those entitled thereto, (3) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (4) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable for may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable.


                                   ARTICLE IX
                              General Provisions

     Section 9.1.  Dividends.   Subject to applicable law and the Articles of
                   ---------
Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to shareholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the paid in capital of the Corporation as working capital for the Corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

     Section 9.2.  Fiscal Year.    The fiscal year of the Corporation shall be
                   -----------
determined by the Board of Directors.

     Section 9.3.  Seal.   The corporate seal shall have inscribed thereon the
                   ----
name of the Corporation, the year of its organization and the words "Corporate Seal, Virginia". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced.

     Section 9.4.  Instruments for the Payment of Money.   All checks or other
                   ------------------------------------
instruments for the payment of money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   ARTICLE X
                                Indemnification

     Section 10.1.  Definitions.    In this Section 10.1:
                    -----------

          (a)    "expenses" includes, without limitation, counsel fees;

                 (b) "employee" shall include, without limitation, any employee, including any professionally licensed employee of the Corporation. Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the Corporation who is acting on behalf of the Corporation;

                 (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to any employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

                 (d) "official capacity" means, (i) when used with respect to a director, the office of director in the Corporation; or (ii) when used with respect to an individual other than a director, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise whether at the request of the Corporation or otherwise;

                 (e) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

                 (f) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals.

     Section 10.2.  Indemnification.   The Corporation shall indemnify any
                    ---------------
person who was or is a party to any proceeding by reason of the fact that such person is or was a director or officer of the Corporation or any subsidiary or affiliate of the Corporation or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by such person in connection with such proceeding if (a) such person conducted him or herself in good faith; and (b) such person believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the Corporation, and in all other cases that his or her conduct was at least not opposed to the Corporation's best interests; and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; and (d) such person was not grossly negligent or guilty of willful misconduct. Indemnification required under this Section 10 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding. A person is considered to be serving an employee benefit plan at the Corporation's request if such person's duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan. A person's conduct with respect to an employee benefit plan for a purpose such person believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of this Section 10. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the standard of conduct described in this Section 10.2 has not been met.

     Section 10.3.  Limitations Upon Indemnification.   Notwithstanding the
                    --------------------------------
provisions of Section 10.2, no indemnification shall be made in connection with:
(a) any proceeding by or in the right of the Corporation in which the person seeking indemnification was adjudged liable to the Corporation; or (b) any proceeding charging any person with improper benefit to him or herself, whether or not involving action in such person's official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

     Section 10.4.  Determination and Authorization of Indemnification.   In any
                    --------------------------------------------------
case in which a director, officer or employee of the Corporation requests indemnification, upon such person's request, the Board of Directors shall meet within sixty (60) days thereof to determine whether such person is eligible for indemnification in accordance with the applicable standards of conduct set forth in Sections 10.2 and 10.3. Such determination shall be made as follows:

                 (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                 (b) If a quorum cannot be obtained under paragraph (a) of this
          Section 10.4, by majority vote of a committee duly designated by the Board of Directors

          (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the proceeding;

                 (c)  By special legal counsel;

                      (i) Selected by the Board of Directors or its committee in the manner prescribed in paragraphs (a) or (b) of this Section 10.4;

                      (ii) If a quorum of the Board of Directors cannot be
                           obtained under paragraph (a) of this Section 10.4 and a committee cannot be designated under paragraph (b) of this Section 10.4, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

                 (d) By the shareholders, but shares owned by or voted under the control of directors, officers or employees who are at the time parties to the proceeding may not be voted on the determination; or

                 (e) By the Chairman of the Board if the person seeking indemnification is neither a director nor an officer of the Corporation.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (c) of this Section 10.4 to elect counsel.

     Section 10.5.  Advancement of Expenses.   To the fullest extent permitted
                    -----------------------
by law, the Corporation shall promptly advance expenses as they are incurred by any person who is a party to any proceeding, whether by or in the right of the Corporation or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation or of any subsidiary or affiliate of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, upon request of such person and receipt of an undertaking by or on behalf of such director, officer or employee to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standards set forth in Sections 10.2 and 10.3.

     Section 10.6.  Non-exclusivity of Indemnification:  Contractual
                    ------------------------------------------------
Indemnification. The foregoing provisions of this Section 10 shall be deemed to
- ---------------
be a contract between the Corporation and each director, officer or employee of the Corporation, or its subsidiaries or affiliates, and any modification or repeal of this Section 10 or any of the provisions of Article 10 of the Virginia Stock Corporation Act shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section 10 shall not be deemed exclusive of any other rights to which any director, officer or employee of the Corporation or its subsidiary or affiliate may now be or hereafter become entitled apart from this Section 10, under any applicable law including the Code of Virginia. Irrespective of the provisions of this Section 10, the Board of Directors may, at any time from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the Code of Virginia at the time in effect, whether on account of past or future actions or transactions. Notwithstanding the foregoing, the Corporation shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the Corporation or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the Code of Virginia.

     Section 10.7.  Miscellaneous Indemnification Provisions.
                    ----------------------------------------

     (a) The indemnification provided by this Section 10 shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the Corporation or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

     (b) The Corporation may purchase and maintain insurance on behalf of any person described in this Section 10 against any liability which may be asserted against such person whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Section 10.

     (c) Every reference in this Section 10 to directors, officers or employees shall include former directors, officers and employees and their respective heirs, executors and administrators.

     (d) If any provision of this Section 10 shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

     (e) The provisions of this Section 10 shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

                                  ARTICLE XI
                                  Amendments

Section 11.1. Power to Amend. The Board of Directors is authorized to adopt,
              --------------
repeal, alter, amend or rescind these By-Laws by the affirmative vote of at least a majority of the Entire Board of Directors.. The shareholders may adopt, repeal, alter, amend or rescind the By-Laws of the Corporation by the vote of at least 66 2/3% of the votes held by holders of shares of Voting Stock (as defined in the Articles of Incorporation).